Exhibit (c)(8)

 Project Virgil  March 2025

 Share Price Since IPO  Virgil Share Price Over Time  $5  $10  $15  $20  $25  $30  Oct-21  Jun-22  Feb-23  Nov-23  Jul-24  Mar-25  $8.42  Post-Earnings Price Reaction  IPO Price  $25.00  First Day Close:  $24.94  Share Price Summary  High Low  Avg  Since IPO LTM  $26.57  $13.15  $6.14  $6.89  $10.38  $10.11  Nov 2021  3Q21 earnings; Beat revenue by 6% and EBITIDA by 55%  May 2022  1Q22 earnings; Raised CY23 revenue guidance from $299mm to  $305mm  Jun 2023  Virgil Investor Day  Jul 2024  2Q24 earnings; Lowered CY24 revenue guidance from $445mm to  $437.5mm  Aug 2024  Announced first ever Share Repurchase Plan of up to  $100mm  Nov 2024  3Q24 earnings; Strong bottom line growth; raised EBITDA guidance from  $74mm to $78.5mm  30%  1-day  $12.72  drop  $8.94  Feb 2025  4Q24 & FY24  earnings; Weaker CY25  revenue guidance  Jan 2023  Named Dan Drees as President  CY21  CY22  CY23  CY24  Q3  Q4  CY21  Q1  Q2  Q3  Q4  CY22  Q1  Q2  Q3  Q4  CY23  Q1  Q2  Q3  Q4  CY24  NTM Rev Growth(1)  24%  20%  20%  22%  21%  20%  16%  16%  16%  18%  19%  17%  17%  17%  13%  11%  11%  11%  NTM Gross Margin(1)  61%  63%  63%  62%  64%  65%  66%  66%  67%  68%  70%  72%  72%  73%  73%  74%  74%  74%  NTM EBITDA Margin(1)  (17%)  (13%)  (13%)  (10%)  (7%)  (3%)  1%  1%  2%  6%  10%  17%  17%  18%  19%  21%  22%  22%  NTM Rule of 40  7%  7%  7%  12%  14%  17%  17%  17%  18%  24%  29%  34%  34%  35%  32%  32%  32%  32%  Source(s): FactSet. Market data as of 3/19/2025. 1. Displaying Broker consensus NTM revenue growth, NTM Gross Profit margins and NTM EBITDA margins.  Unaffected Price  $6.89  Unaffected  %∆  $6.89  Unaffected Share Price Current $∆  $8.42 $1.53  22.2%  Market & Operating Summary (3/19/2025)  2024E  2025E  2026E  Market Cap  $1,866  EV / Revenue  3.5x  3.4x  3.0x  (-) Cash  ($402)  EV / Gross Profit  4.8x  4.5x  4.0x  (+) Debt  $72  EV / EBITDA  18.1x  17.3x  13.4x  Enterprise Value  $1,536  Key Process Dates      REDACTED  : 1/28/2025  TPG Bid: 1/31/2025  Leak: 3/13/2025  2  Restricted - External

 Virgil Relative Share Price Performance vs. Peers  Source(s): FactSet. Market data as of 3/19/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL.  Share Price Performance Since IPO  0%  50%  100%  150%  Oct-21  Jun-22  Feb-23  Nov-23  Jul-24  Mar-25  Virgil  Peers (1)  3  Restricted - External  (66%)  (16%)  Performance Since Leak  (Unaffected as of 3/12/2025)  Virgil  22%  Peers  3%  Since IPO  3-Yr  2-Yr  1-Yr  YTD  Virgil  (66%)  (0%)  12%  (35%)  (18%)  Peers  (16%)  (11%)  12%  7%  (15%)  Performance

 CY2024E Guidance Over Time  Revenue  Adj. EBITDA  Consensus  Virgil CY2024E Guidance Over Time  $441.0  $442.0  $436.0  $437.0  $444.4  $447.6  $447.5  $436.5  $447.0  $448.0  $439.0  $439.0  ($ in millions)  Interest from customer funds  $49  $45  $45  (2.2%)  (0.6%)  (0.1%)  ∆ to Midpoint  Q1 ’24A  May Roadshow  Q2 ’24A Q3 ’24A  0.3%  $50  $438.9  Q4 ’24A  Actuals  $50  $67  $71  $73  $52  $73  $77  $78  $74  $71  $75  $75  $79  ($ in millions)  (4.0%)  0.0%  33.5%  5.9%  Q1 ’24A  May Roadshow  Q2 ’24A Q3 ’24A  $84.7  ($ in millions)  Market Reaction  (3.3%) 0.8% (29.7%) 13.9% (20.6%) (3.3%) 0.8% (29.7%) 13.9% (20.6%)  Source(s): FactSet, Broker Research, Company filings.  4  Restricted - External  Q4 ’24A  Actuals

 CY2025E Virgil Guidance vs Consensus  CY2025E Guidance  Revenue  EBITDA  $101  Consensus  (Pre-Q4’24 Earnings)  $481  Consensus  (Pre-Q4’24 Earnings)  10%  4%  Growth  21%  19%  Margin  Guidance Range  (As of Q4’24 Earnings)  Guidance Range  (As of Q4’24 Earnings)  $453  $460  $86  $91  Source(s): FactSet, Broker Research, Company filings.  4  Restricted - External

 Median EV / NTM Revenue Over Time  Multiples Compared to Peers  2.0x  6.0x  10.0x  14.0x  Oct-21  Jun-22  Feb-23  Nov-23  Jul-24  Mar-25  Virgil  Peers  Average EV / NTM Revenue  1 Year 2 Year  3 Year  Virgil Peers  3.8x  5.2x  4.0x  5.4x  3.9x  3.9x  5.2x  Source(s): FactSet. Market data as of 3/19/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL.  6  Restricted - External  3.1x  (1)

Summary of Broker Price Targets and Recommendations

Share Price Targets



% vs. Current:
10%
(5%)
54%
(17%)
$8.42
$9.30
$8.00
$13.00
$7.00
Current
Mean
Median
Max
Min

Buy / Hold / Sell



Sell
12%
Hold
53%
Buy
35%

Price Target History



100%
50%
0%
$35
$30
$25
$20
$15
$10
$5
$0
$9.30
$8.42
Oct-21
Apr-22
Oct-22
Apr-23
Sep-23
Mar-24
Sep-24
Mar-25
Buy + Overweight
Hold
Sell + Underweight
Price
Mean Target Price

Price Target and Valuation Methodology by Analyst

Broker	Date of Latest Report	Previous Price Target	Price Target	% Δ in Price Target	Recommendation	Primary Valuation Methodology	Secondary Valuation Methodology
Wolfe	3/19/2025	$13.00	NA	-	Hold	11.0-13.0x CY26 EV/EBITDA	-
BTIG	3/17/2025	$14.00	$11.00	(21%)	Buy	15.0x CY26 EV/EBITDA	-
KBW	3/13/2025	$11.00	$8.00	(27%)	Hold	-	-
Baird	3/13/2025	$14.00	$12.00	(14%)	Buy	-	-
Wells Fargo	3/13/2025	$10.00	$8.00	(20%)	Hold	4.0x CY26 EV/Gross Profit	-
Compass Point	3/11/2025	$15.00	$13.00	(13%)	Buy	5.0x CY26 Mkt Cap/Revenue	-
Barclays	3/4/2025	$13.00	$8.00	(38%)	Hold	6.0x CY26 EV/Gross Profit	DCF
BMO	2/26/2025	$11.00	$7.50	(32%)	Hold	15.0x CY26 EV/EBITDA-CapEx	-
Deutsche Bank	2/26/2025	$15.00	$11.00	(27%)	Buy	19.0x CY26 EV/EBITDA	-
Goldman Sachs	2/26/2025	$9.50	$7.00	(26%)	Sell	9.0x CY26 EV/EBITDA	-
J.P. Morgan	2/27/2025	$10.00	$9.00	(10%)	Hold	4.0x CY26 EV/Gross Profit	-
KeyBanc	2/26/2025	$14.00	NA	NA	Hold	2.6x CY25 EV/Revenue	-
Morgan Stanley	2/27/2025	$11.00	$8.00	(27%)	Hold	13.0x CY26 EV/EBITDA	-
Piper Sandler	2/28/2025	$10.00	$8.00	(20%)	Hold	DCF	-
Susquehanna	2/28/2025	$14.00	$13.00	(7%)	Buy	11.0x CY26 EV/EBITDA	-
UBS	2/26/2025	$10.50	$8.00	(24%)	Buy	4.0x CY26 EV/Gross Profit	-
Bank of America	2/26/2025	$9.00	$8.00	(11%)	Sell	3.0x CY26 EV/Revenue	0.4x CY26 EV/Rev/Growth
		Avg: $12.00	Avg: $9.30	Avg: (21%)			

Source(s): FactSet, Bloomberg, AlphaSense, Broker Research, Press release. Market data as of 3/19/2025.

7

avidxchange

Restricted - External

 Investor 1  Multiple Investors  Investor 4  Select Investor Feedback Post-Leak  REDACTED  REDACTED  REDACTED  REDACTED  REDACTED  REDACTED  Source: Company. 1. Shareholdings in Virgil as per latest 13F filings. 2. Fully Diluted Shares Outstanding as of 12/31/24 per company model.  8  Restricted - External

 Investor Cost Basis Summary – Management View  Source: Company. 1. The 4.3mm delta in share count between the Total and Float reflects shares held by retail investors.  9  Restricted - External  Investor Type  Share Count  % Float  Basis  Min. Price  Max Price  Index  44,684,691  29%  $9.85  $8.05  $12.07  Growth & Hedge  59,048,409  38%  $9.97  $7.99  $17.55  GARP  24,001,921  15%  $9.98  $8.05  $12.62  Value & Other  24,050,873  15%  $9.92  $7.81  $16.86  Total  151,785,894  % of Float  97%  Float(1)  156,100,000  Investor Cost Basis Summary  The below table sets out the investor cost basis based on the latest available data from the latest 13F filings (which lag by 45 days)  Management believes that the estimates below should be reasonable plus/minus $0.50 to $1.00 per share  Management believes that the basis will be lower now since Q4’24 results, and believes the current cost basis is more likely in the $7 - $9 range  The data in the table below is calculated as a % of float, i.e. the table excludes all insider ownership

Comparison of Virgil Company LRP and Consensus


Financial Projections: Company LRP vs. Current Consensus vs. Extrapolated Consensus
($ in millions)
December LRP
(Updated) February LRP
Current Consensus
Extrapolated Consensus(2)
Revenue
CAGR ('24E – '27E): 15%
CAGR ('27E – '29E): 17%
$439 $487 $567 $668 $922
CY'24E CY'25E CY'26E CY'27E CY'29E
% Growth: 15% 11% 16% 18% 17%
CAGR ('24A – '27E): 12%
CAGR ('27E – '29E): 18%
$439 $470 $537 $625 $867
CY'24A CY'25E CY'26E CY'27E CY'29E
15% 7% 14% 16% 17%
CAGR ('24A – '27E): 9%
$458 $505 $565
CY'25E CY'26E CY'27E
4% 10% 12%
CAGR ('24A – '27E): 9%
CAGR ('27E – '29E): 9%
$458 $505 $565 $668
CY'25E CY'26E CY'27E CY'29E
4% 10% 12% 9%
Non-GAAP EBITDA(1)
CAGR ('24E – '27E): 42%
CAGR ('27E – '29E): 30%
$80 $104 $161 $229 $387
CY'24E CY'25E CY'26E CY'27E CY'29E
% Margin: 18% 21% 28% 34% 42%
CAGR ('24A – '27E): 36%
CAGR ('27E – '29E): 29%
$85 $100 $150 $214 $358
CY'24A CY'25E CY'26E CY'27E CY'29E
19% 21% 28% 34% 41%
CAGR ('24A – '27E): 18%
$89 $115 $140
CY'25E CY'26E CY'27E
19% 23% 25%
CAGR ('24A – '27E): 18%
CAGR ('27E – '29E): 20%
$89 $115 $140 $202
CY'25E CY'26E CY'27E CY'29E
19% 23% 25% 30%

- FY24 Revenue missed original Management Guidance but beat EBITDA guidance
- Updated February LRP revised '25E Revenue and '25E EBITDA down 3.4% and 3.9%, respectively
- Based on discussions with management, Q1'25 Revenue and EBITDA expected to miss vs. LRP avidxchange

Source(s): Company Filings, Broker Research and Company December and February LRP. 1. Unburdened by SBC. 2. Highly preliminary and not used in formal valuation.

10

Restricted - External

 Risks to Company LRP  9  Restricted - External  The Company LRP is a growth plan and does not account for major risk factors that may meaningfully impact company performance over time, including:  Macro environment risks  Execution risk  Monetization timing of new wins  The current LRP assumes significant growth acceleration in the near term, which is dependent on a number of KPIs that need to improve in the current year:  Increasing retention rates back to 104-105% vs the 99% in 2024  Increasing TSV  Yield expansion  Over the longer term, growth is also highly dependent on successful and timely launch of three brand new products that need to ramp quickly  Payment Accelerator  Spend Management  Pay Platform  Other risks that Management is observing are new technology offerings driven by AI, increased pricing competition from existing and new entrants and Interchange contraction, among others  Margin expansion, in particular unit-cost reduction, may become more challenging as the high-impact levers have been addressed  Historically, the Company has typically underperformed LRPs by c. 20% in year 3 and 4

 0.0%  (1.0%)  (4.0%)  (5.8%)  2024A - 2029E Revenue CAGR Delta vs. LRP (%)(1)  (2.0%) (3.0%)  2024A to 2029E Implied Revenue CAGR (%)  0.0%  (2.0%)  (4.0%)  (6.0%)  (8.0%)  (10.0%)  (11.0%)  2026E - 2029E EBITDA  Margin Delta  vs LRP (%)(2)  Implied 2029E EBITDA Margin (%)  Preliminary Discounted Cash Flow Analysis  Financial Performance Sensitivity  Source(s): Historicals per Filings.  CY25E to CY29E based on Feb Company LRP. Revenue growth sensitized from 2025E to 2029E.  11  Preliminary, subject to further  Key Assumptions  Assumes valuation date of 03/31/2025  Preliminary figures based on Company LRP through 2029E  Cash and equivalents, debt and fully diluted share count as of 3/31/2025 estimated by management  Assumes 13.0x Terminal LTM EV/EBITDA Multiple  Assumes 14.5% WACC  Assumes mid-year discounting except for terminal value which is discounted using  end-of-period discounting methodology  Company LRP sensitized with annual revenue growth and EBITDA margin  Assumes other key financial metrics such as CapEx, Stock- based Compensation, Depreciation and Amortization, as well as others, to be consistent with Company LRP  Preliminary Implied Share Price - 13.0x Terminal Multiple  apolated ensus  Implied 2029E EBITDA ($mm)  polated Consensus  LRP  14.6%  13.6%  12.6%  11.6%  10.6%  8.8%  41.3%  $13.51  $12.98  $12.46  $11.96  $11.47  $10.63  39.3%  $12.87  $12.36  $11.87  $11.39  $10.93  $10.12  37.3%  $12.23  $11.74  $11.27  $10.82  $10.38  $9.62  35.3%  $11.58  $11.12  $10.67  $10.24  $9.82  $9.10  33.3%  $10.93  $10.50  $10.07  $9.66  $9.27  $8.58  31.3%  $10.28  $9.86  $9.47  $9.08  $8.70  $8.05  30.3%  $9.92  $9.52  $9.13  $8.76  $8.40  $7.97 Extr Cons  2024A - 2029E Revenue CAGR Delta vs. LRP (%)(1)  0.0% (1.0%) (2.0%) (3.0%) (4.0%) (5.8%)  2024A to 2029E Implied Revenue CAGR (%)  0.0%  (2.0%)  (4.0%)  (6.0%)  (8.0%)  (10.0%)  (11.0%)  2026E - 2029E EBITDA  Margin Delta  vs LRP (%)  (2)  Implied 2029E EBITDA Margin (%)  LRP  14.6%  13.6%  12.6%  11.6%  10.6%  8.8%  41.3%  $358  $343  $328  $313  $299  $275  (2.0%)  $341  $326  $312  $298  $284  $261  (4.0%)  $324  $309  $296  $283  $270  $248  (6.0%)  $306  $293  $280  $267  $255  $235  (8.0%)  $289  $276  $264  $252  $241  $221  (10.0%)  $272  $260  $248  $237  $226  $208  (11.0%)  $263  $251  $240  $230  $219  $202  Extra  review and diligence  EBITDA margin sensitized from 2025E to 2029E.  Restricted - External

 Preliminary Virgil Valuation Summary  $7.85  $7.55  $7.38  $8.92  $11.34  $9.95  $10.69  $6.35  $9.15  $9.59  $6.01  $7.00  $6.89  $8.61  $14.09  $13.50  $9.62  $11.57  $16.16  $15.11  $16.55  $9.71  $14.36  $15.73  $8.78  $13.00  $13.15  $10.34  $5 $10 $15 $20  Comparable Companies  EV / CY2025E Revenue  EV / CY2026E Revenue EV / CY2025E EBITDA EV / CY2026E EBITDA  Precedent Transactions  EV / CY2024A Revenue  EV / CY2025E Revenue  DCF (Terminal Multiple)  Company LRP Incl. NOLs  Extrapolated Consensus Incl. NOLs  LBO  Company LRP  Company LRP PF Acquisitions Extrapolated Consensus  Analyst Price Targets  Recent Trading  52-Week Trading Range  Premiums  1-Day Unaffected  Price Per Share  Notes  Premiums:  1–Day unaffected premium of 25% – 50% for US-based Technology take-private transactions since 2020(2)  Preliminary Comparable Companies(1):  3.0x – 6.0x Company LRP 2025E Revenue of $470mm  2.5x – 5.0x Company LRP 2026E Revenue of $537mm  13.0x – 18.0x Company LRP 2025E EBITDA of $100mm  11.0x – 15.0x Company LRP 2026E EBITDA of $150mm, incl. Public Company Costs  Preliminary Precedent Transactions:  5.0x – 7.5x 2024A Company Revenue of $439mm  4.0x – 6.5x 2025E Company LRP Revenue of $470mm  Preliminary DCF Analysis:  13.5% - 15.5% WACC  10.0x - 16.0x Terminal EV / LTM EBITDA Multiple  Valuation Methodology  Reference Only   Premiums   Recent Trading  Precedent Transactions  Comparable Companies   Analyst Price Targets   Preliminary 5-Year LBO Analysis:  Company LRP Pro Forma Acquisitions assumes two acquisitions in 2026E and 2028E, each with $20mm EBITDA for $240mm (12.0x EV / EBITDA multiple)  Extrapolated Consensus aligns with Broker Consensus Estimates for 2025E - 2027E, then assumes Revenue CAGR of 9% from 2026E – 2029E and annual EBITDA Margin expansion of ~3% for 2026E – 2029E  10.0x - 16.0x EBITDA Exit Multiple  20% - 25% Target IRR  7.5x (LTM EBITDA) leverage representing $640mm - $650mm of debt  Preliminary 5-Year DCF  Preliminary 5-Year LBO  : Individual Analyst Price Targets  Preliminary DCF Analysis – Extrapolated Consensus:  Extrapolated Consensus aligns with Broker Consensus Estimates for 2024E - 2026E, then assumes Revenue CAGR of 9% from 2026E – 2029E and annual EBITDA Margin expansion of ~3% for 2026E – 2029E  13.5% - 15.5% WACC  10.0x - 16.0x Terminal EV / LTM EBITDA Multiple  Current Price (3/19/25):  $8.42  Unaffected Price (3/12/25):  $6.89  2.  Based on US-based Technology targets with Enterprise Value between $1.0-4.0bn taken private in all-cash transactions since 2020.  Restricted - External  Source(s): Company LRP, Company, Factset, Bloomberg and Broker Research. Market data as of 03/19/2025. Note: Calculation based on shares, options, RSUs as of 03/31/2025 based on management estimates.  1. Based on current trading of comparable companies including Adyen, Bill.com, Blackline, Corpay, Flywire, Paymentus, Payoneer, Shift4 and Wex.

 Process Overview  Buyer Outreach  14  7  4  2  2  Introductory Conversations Held  Parties Engaged with Process Letter  Engaged in Due Diligence Sessions  IOI Received (1/31)  Updated IOI (3/24)  REDACTED  REDACTED  REDACTED  REDACTED  REDACTEDREDACTED  REDACTED  12  Restricted - External

 Summary of Indications of Interest  $9  $10  $11  $12  $13  $14  Current Price (3/19/25):  $8.42  Current Bids  $10.75  $2.06bn  $11.25  $2.17bn  Offer Price Range  13.8x  14.5x  Legend  Implied Enterprise Value  Implied EV / CY2026E EBITD  A  $12.00  $2.34bn 15.6x  $13.00  $2.57bn 17.2x  $9.50  $1.79bn  11.9x  $10.00  $1.89bn  12.6x  $10.00  $1.89bn 12.6x  CY25E EBITDA ($100mm) 16.6x  CY26E EBITDA ($150mm) 11.1x  CY25E Revenue ($470mm) 3.5x  CY26E Revenue ($537mm) 3.1x  18.9x  12.6x  4.0x  3.5x  21.1x  14.1x  4.5x  3.9x  23.4x  15.6x  5.0x  4.4x  25.6x  17.2x  5.5x  4.8x  27.9x  18.7x  6.0x  5.2x  1/31 Bids  3/24 Bids  REDACTED  REDACTED  13  Restricted - External

Summary of Offers and Implied Multiples at Various Prices

			3/12/25	3/19/25	1/31 Bid				3/24 Bid				
	($ in millions, except for per share data)		Virgil Unaffected	Virgil Current	REDACTED (Low)	REDACTED (High)	TPG (Low)	TPG (High)	RED. (Low)	RED. (High)	TPG		
Summary Value	**Share Price ($)**		**$6.89**	**$8.42**	**$10.75**	**$11.25**	**$12.00**	**$13.00**	**$9.50**	**$10.00**	**$10.00**	**$11.00**	**$12.00**
	% Premium / (Discount) to Current		*(18%)*	-	*28%*	*34%*	*43%*	*54%*	*13%*	*19%*	*19%*	*31%*	*43%*
	% Premium / (Discount) to Unaffected		-	*22%*	*56%*	*63%*	*74%*	*89%*	*38%*	*45%*	*45%*	*60%*	*74%*
	Fully Diluted Shares (mm)		221.4	221.6	222.4	222.5	222.7	223.1	221.9	222.1	222.1	222.4	222.7
	Fully Diluted Equity Value		**$1,526**	**$1,866**	**$2,390**	**$2,503**	**$2,673**	**$2,901**	**$2,108**	**$2,221**	**$2,221**	**$2,447**	**$2,673**
	Plus: Gross Debt[1]		$72	$72	$72	$72	$72	$72	$72	$72	$72	$72	$72
	Less: Cash[1]		(402)	(402)	(402)	(402)	(402)	(402)	(402)	(402)	(402)	(402)	(402)
	Net Debt		($330)	($330)	($330)	($330)	($330)	($330)	($330)	($330)	($330)	($330)	($330)
	Total Enterprise Value		**$1,196**	**$1,536**	**$2,061**	**$2,174**	**$2,343**	**$2,571**	**$1,779**	**$1,891**	**$1,891**	**$2,117**	**$2,343**
Premiums	**Premiums Analysis:**	**Virgil**											
	30-Day Closing Average (03/19/25)	$8.68	*(21%)*	*(3%)*	*24%*	*30%*	*38%*	*50%*	*9%*	*15%*	*15%*	*27%*	*38%*
	90-Day Closing Average (03/19/25)	$9.96	*(31%)*	*(16%)*	*8%*	*13%*	*20%*	*30%*	*(5%)*	*0%*	*0%*	*10%*	*20%*
	52 Week High (03/28/24)	$13.15	*(48%)*	*(36%)*	*(18%)*	*(14%)*	*(9%)*	*(1%)*	*(28%)*	*(24%)*	*(24%)*	*(16%)*	*(9%)*
	52 Week Low (03/12/25)	$6.89	-	*22%*	*56%*	*63%*	*74%*	*89%*	*38%*	*45%*	*45%*	*60%*	*74%*
	Analyst Price Target - Median[2]	$8.00	*(14%)*	*5%*	*34%*	*41%*	*50%*	*63%*	*19%*	*25%*	*25%*	*38%*	*50%*
Multiples	**Multiples Analysis:**	**LRP Metric:**											
	CY2024A Revenue	$439	2.7x	3.5x	4.7x	5.0x	5.3x	5.9x	4.1x	4.3x	4.3x	4.8x	5.3x
	CY2025E Revenue	$470	2.5x	3.3x	4.4x	4.6x	5.0x	5.5x	3.8x	4.0x	4.0x	4.5x	5.0x
	CY2024A EBITDA[3]	$85	14.1x	18.1x	24.3x	25.7x	27.7x	30.3x	21.0x	22.3x	22.3x	25.0x	27.7x
	CY2025E EBITDA[3]	$100	11.9x	15.3x	20.5x	21.7x	23.4x	25.6x	17.7x	18.9x	18.9x	21.1x	23.4x

avidxchange

Source(s): Based on Company LRP. 1. Debt and cash balance as of Q1 CY25 Company LRP. 2. FactSet consensus median. 3. Unburdened with Stock-based Compensation.

14

Restricted - External

Side-by-Side of Indicative Key Terms

	REDACTED	TPG
Offer Price	• **$9.50-10.00** / Share[1]	• **$10.00** / Share[2]
Premium %	• **38-45%** premium to Virgil's **unaffected share price** of $6.89 as of March 12th • **9-15%** premium to Virgil's **one-day** closing price of $8.68 as of March 24th	• **54%** premium to Virgil's **unaffected Enterprise Value** as of March 12th • **45%** premium to its **unaffected share price** of $6.89 as of March 12th
Valuation Methodology	• Undisclosed	• Assumed company will not pay any dividends between sign and close • Cash and debt figures reflect 12/31/24 balance sheet • Deceleration of revenue growth since 2021 has weighed on view of valuation
Sources & Structure of Financing	• **Combination of equity and debt**; capital structure to be determined in next phase • Equity capital provided by REDACTED • Debt financing through previous relationships with lenders	• **27% debt** financing and **57% new equity** and **16% existing cash** on Balance Sheet • Equity to be funded from TPG IX • Additional debt from third-party debt financing • Valuation includes management incentive plan • Assumes 10% fully diluted ownership in stock options including 40% time-vested options and 60% performance-vested options

Diligence Requirements	• Key Diligence Topics Include:
	    • Financial and operational trends
	    • Go-forward growth drivers
	    • Market position and competitive differentiation
	    • Go-to-Market
	    • Confirmatory
		• Key Diligence Topics Include:
		    • Management meetings
		    • Top-line commercial & pricing packaging data
		    • Operations data
		    • Technology and AI diligence
		    • Confirmatory

Time to Completion	• **Three weeks** to execute diligence and negotiation definitive transaction documentation	• **Three-Four weeks** to execute diligence and negotiation definitive transaction documentation
Advisors	• To be engaged in Round 2 • Would include external market consultants, accounting, tax, legal advisors and other additional specialists	• Bain (Business / Commercial) • Deloitte (Financial / Accounting) • Saxe Cap / West Monroe (Technology/Cyber/AI) • David Polk (Legal) • Alvarez Marsal (Operations)

Source(s): Bidders' Proposals
1. RED LOI assumes FDSO of 205,517,689 common shares, 10,098,649 outstanding RSUs, 7,396,102 vested and unvested options with a weighted average strike price of $9.02 and 72,459 ESPP shares.
2. TPG IOI assumes FDSO of 228,399,524 as of 2/28/25.

15

avidxchange

Restricted - External

 Buyers Engaged in R2 – Diligence Summary  Buyer  Advisors Hired  Expert Sessions  Key Discussion Topics  REDACTED  REDACTED  Financial Diligence  Corporate Strategy  Revenue drivers  Pricing  Price / volume breakdown of revenue  TSV  Margins on payment  Historical vs. projected performance  Go-to-Market by business type  REDACTED  NA  To date only had a 4- hour management meeting on 3/18  Normalized growth  Structural profitability  Channel positioning, competitive landscape, and unit economics  Margin expansion opportunity  Retention and bookings rebound  Bain (Business / Commercial) Deloitte (Financial / Accounting) Saxe Cap / West Monroe (Technology/Cyber/AI)  David Polk (Legal) Alvarez Marsal (Operations)  Financial Diligence  Corporate Strategy  Product and Technology  Go-to-Market  AI  R&D / Technology  Growth drivers  Understanding the reacceleration in growth  Relationships with ERP  Sales strategies and marketing techniques  TSV / TSV by vertical  VCC  REDACTED  Macroeconomic trends  16  Restricted - External

Diligence Overview – TPG

REDACTED

Date	Session	Advisors	Key Diligence Areas
1/22/2025	Financial Due Diligence	-	• New Logo / Retention • Software & Payments KPIs
1/24/2025	Corporate Strategy	-	• Top-line Momentum & Growth Levers (Retention, Pricing) • Management Plan
1/27/2025	Product & Technology	West Monroe	• Product Roadmap • Automation Process • AI & Disruption Risks
1/30/2025	Revenue Bridge	-	• Revenue Visibility
2/14/2025	On-Site	Alvarez & Marsal, Bain, SaxeCap, Deloitte	• Retention & New Paymodes • ERP Partnerships (Appfolio, REDACTED) • M&A Pipeline
2/18/2025	Financial Due Diligence	Deloitte	• VCC Volume Trends • Payment Accelerator & New Paymodes
2/18/2025	Go-to-Market	Alvarez & Marsal	• Customer Journey & Segmentation • Sales Organization, Compensation, and Process
2/21/2025 2/27/2025	GenAI Diligence	SaxeCap, Bain	• AI Opportunities, Proprietary Data Assets, AI Roadmap • Operational Augmentation Opportunities using AI • Volume Trends and Growth Inflection
3/13/2025	Additional Due Diligence	-	• GTM by Vertical • Growth Trajectory and Inflection • High Visibility Upside Nodes
3/21/2025	Product, R&D & Technology	Alvarez & Marsal, West Monroe, Deloitte	• Product Roadmap & Infrastructure • Technology Org • Technology Spend

17

avidxchange

Restricted - External

 Other Inbounds Received  R  R  Party  Inbounding Contact(s)  Status Notes  Inbounds in response to 3/13 Bloomberg article  EDACTED  3/19: Scheduling call with REDACTED for later in March  3/14: REDACTED inbounded asking about Virgil, mentioning their investment in REDACTED  3/24: Upcoming call with REDACTED  3/17: REDACTED inquired about Virgil and asked for call to learn more about “initial process considerations”  3/20: Call held with REDACTED  3/13: REDACTED inbounded asking about Virgil, among other topics  3/17: REDACTED inbounded regarding Virgil; mentioned that deal would likely be too large for them but would  potentially be interested to co-invest with larger sponsor; REDACTED notes other REDACTED in the REDACTED  REDACTED  3/17: REDACTED inbounded asking if it makes sense to re-engage, FT Partners said we are sorting through inbounds from the leak and would revert back on any relevant update, if any  Inbounds prior to 3/13 Bloomberg article  REDACTED  3/24: Upcoming in-person meeting between Mike and REDACTED to discuss network-of-network initiative and potentially processing REDACTED on AvidPay Network  3/5: REDACTED sent follow-up note saying it was a misunderstanding from his team that Virgil was evaluating  strategic options; REDACTED confirmed he would be available to connect with Mike in person over dinner on 3/24  2/27: REDACTED reached out to Mike asking to catch up. REDACTED said he has heard from another investment bank that Virgil was evaluating strategic options  EDACTED  Corpay  Ron Clarke, CEO  Non-specific ongoing dialogue  18  Restricted - External

 Appendix

Preliminary Comparable Public Companies

Operating and Valuation Metrics Through CY26																		
	Price 3/19/2025	Chg. Since 1/22/2025	Equity Value	Enterprise Value	EV/Revenue			EV/EBITDA			Revenue Growth			Gross Profit Margin	EBITDA Margin		Capex % of Rev	Float Rev Mix
					CY24E	CY25E	CY26E	CY24E	CY25E	CY26E	'24/'23	'25/'24	'26/'25	CY25E	CY25E	CY26E	CY25E	CY25E
Virgil (Feb LRP)	$8.42	(19%)	$1,866	$1,536	3.5x	3.3x	2.9x	18.1x	15.3x	9.9x	15.3%	7.0%	14.3%	74.6%	21.4%	29.0%	4.7%	9.7%
Virgil (Feb LRP - Unaffected)	$6.89	(34%)	$1,526	$1,196	2.7x	2.5x	2.2x	14.1x	11.9x	7.7x	15.3%	7.0%	14.3%	74.6%	21.4%	29.0%	4.7%	9.7%
Virgil (Consensus)	$8.42	(19%)	$1,866	$1,536	3.5x	3.4x	3.0x	18.1x	17.3x	13.4x	15.3%	4.3%	10.3%	74.6%	19.4%	22.7%	4.8%	9.8%
Virgil (Consensus Unaffected)	$6.89	(34%)	$1,526	$1,196	2.7x	2.6x	2.4x	14.1x	13.4x	10.4x	15.3%	4.3%	10.3%	74.6%	19.4%	22.7%	4.8%	9.8%
Adyen [1]	$1,693.11	8%	$53,475	$42,610	19.6x	15.8x	12.6x	39.6x	29.8x	22.5x	22.7%	24.5%	25.3%	NA	53.0%	56.0%	4.8%	NA
Corpay	352.34	(6%)	25,312	31,778	7.7x	7.2x	6.5x	14.6x	13.5x	12.0x	6.2%	6.6%	10.5%	78.6%	53.4%	54.6%	4.6%	1.7%
Shift4	88.25	(24%)	8,811	9,993	6.8x	5.9x	4.9x	14.5x	11.8x	9.9x	28.9%	16.5%	18.4%	69.4%	49.7%	50.0%	10.3%	NA
Bill.com	48.04	(48%)	5,119	4,645	3.4x	3.0x	2.5x	21.4x	17.5x	13.1x	17.4%	14.0%	16.9%	84.2%	16.9%	19.3%	1.8%	8.5%
Wex	154.73	(15%)	6,223	10,071	3.8x	3.8x	3.6x	8.7x	9.1x	8.6x	3.1%	(0.1%)	5.4%	61.1%	42.3%	42.5%	6.2%	NA
Payoneer	7.64	(26%)	3,028	2,531	2.6x	2.4x	2.2x	9.4x	9.7x	8.4x	17.6%	6.7%	11.6%	82.5%	25.1%	25.8%	2.1%	20.7%
Paymentus	27.82	(11%)	3,603	3,397	10.9x	9.3x	8.0x	36.1x	29.0x	23.2x	29.4%	16.6%	16.4%	86.1%	32.1%	34.6%	8.6%	NA
Blackline	50.16	(16%)	3,324	3,380	5.2x	4.8x	4.4x	20.6x	18.2x	15.7x	10.7%	7.4%	9.5%	80.0%	26.4%	27.9%	4.3%	NA
Flywire	10.29	(46%)	1,348	687	1.4x	1.2x	1.1x	8.8x	6.4x	4.8x	24.3%	17.0%	17.6%	64.0%	19.2%	22.0%	1.5%	NA
Min					1.4x	1.2x	1.1x	8.7x [2]	9.1x [2]	8.4x [2]	3.1%	(0.1%)	5.4%	61.1%	16.9%	19.3%	1.5%	1.7%
Mean					6.8x	5.9x	5.1x	14.9x [2]	13.3x [2]	11.3x [2]	17.8%	12.1%	14.6%	75.7%	35.4%	37.0%	4.9%	10.3%
Median					5.2x	4.8x	4.4x	14.5x [2]	12.6x [2]	10.9x [2]	17.6%	14.0%	16.4%	79.3%	32.1%	34.6%	4.6%	8.5%
Max					19.6x	15.8x	12.6x	21.4x [2]	18.2x [2]	15.7x [2]	29.4%	24.5%	25.3%	86.1%	53.4%	56.0%	10.3%	20.7%

Source(s): FactSet, Broker Research and Company LRP. Market data as of 3/19/2025. 1. Adyen does not report gross profit. 2. Excludes Adyen, Paymentus and Flywire EV/EBITDA multiples.

Preliminary, subject to further review and diligence

avidxchange

19

Restricted - External

Preliminary Selected Comparable Transactions

Announced Date	Acquiror	Target	Enterprise Value	NTM Rev. Growth	EBITDA Margin LTM	EBITDA Margin NTM	Enterprise Value Multiple Revenue LTM	Enterprise Value Multiple Revenue NTM	Premiums 1-Day	Premiums 52-Wk High
01/07/2025	Paychex	Paycor	$4,108	10%	35%	33%	5.9x	5.3x	21%	5%
09/18/2024	Bridgepoint / General Atlantic	Esker	$1,748	15%	17%	19%	8.3x	7.2x	30%	28%
05/08/2024	Corpay	Paymerang	$475	20%	NA	NA	9.6x	8.0x	NA	NA
10/23/2023	Vista Equity Partners	EngageSmart	$3,644	21%	19%	19%	10.0x	8.2x	23%	3%
12/12/2022	Thoma Bravo	Coupa	$8,122	17%	15%	23%	9.9x	8.5x	77%	(60%)
09/28/2022	EQT	Billtrust	$1,477	27%	(12%)	(3%)	9.6x	7.5x	65%	(13%)
08/08/2022	Vista Equity Partners	Avalara	$8,401	22%	3%	2%	10.6x	8.7x	27%	(51%)
12/17/2021	Thoma Bravo	Bottomline	$2,632	11%	20%	20%	5.3x	4.8x	42%	5%
07/19/2021	Bill.com	Invoice2go	$625	25%	NA	NA	20.6x	16.4x	NA	NA
11/08/2018	Edenred	Corporate Spending Innovations	$600	21%	60%	60%	14.0x	11.5x	NA	NA
		Virgil (Company Feb LRP)	$1,536	7%	19%	21%	-	-	-	-
		Median		20%	18%	20%	9.8x	8.1x	30%	3%
		Mean		19%	20%	22%	10.4x	8.6x	41%	(12%)
		Median (Growth <20%)		13%	18%	22%	7.1x	6.3x	36%	5%
		Mean (Growth <20%)		13%	22%	24%	7.3x	6.4x	43%	(5%)

Preliminary, subject to further review and diligence

Source(s): FactSet, company filings, Broker Research and other public information. Market data as of 3/19/2025.

avidxchange

20

Restricted - External

28%  39%  39%  54%  First Quartile  Mean  Median  Third Quartile  24%  39%  41%  51%  First Quartile  Mean  Median  Third Quartile  Premiums to 30-Day Unaffected VWAP  Premiums to 1-Day Unaffected Stock Price  42%  35%  45%  42%  31%  21%  2020  2021  2022  2023  2024  2025  Mean Premiums to 1-Day Unaffected Price Since 2020  Mean: 39%  Source(s): FactSet, Company Filings. Transaction parameters include all US-based Technology targets with Enterprise Value between $1.0-4.0bn taken private in all- cash transactions since 2020. Specific technology verticals include Electronic Technology, Technology Services, Information Technology Services and others.  Restricted - External  21  Premiums Paid for Precedent Technology Transactions  Preliminary, subject to further review and diligence

 Disclaimer  Restricted - External  The following pages contain material that was provided to the Board of Directors (the “Board”) of Virgil (the “Company”) by Barclays Capital Inc. (“Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Board and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual corporate engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Moreover, any information provided herein was not prepared for or intended for use by any individual for personal, family or household purposes.  Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company or were obtained from publicly available sources (approved for Barclays’ use by the Company) or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute a recommendation or investment, legal, tax, financial, accounting or other advice.  Because these materials were prepared for use in the context of a presentation to the Board, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays to the Board (in their capacity as directors and not in any individual capacity and is not for the benefit of any individual, including any individual officer, director, shareholder or any other person). These materials were not prepared for or intended for use by any individual for personal, family or household purposes nor were they prepared to comply with the disclosure standards under state and federal securities laws or any other applicable laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Board, none of the Company, Barclays, their respective affiliates or any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board. These materials are not intended to provide the sole basis for evaluation of the proposed corporate transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed corporate transaction.  Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or any other party to any corporate transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company, the Board or any individual officer, director, shareholder or any other person.  Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments or in other financial products and instruments. Unless otherwise expressly agreed or provided for in other applicable Barclays disclosures governing such corporate transactions or required by law or regulation, Barclays conducts these activities as principal and executes its principal transactions as an arm’s length counterparty. Barclays does not act as a fiduciary in relation to these corporate transactions.  These materials do not constitute investment advice nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any corporate transaction described herein.  Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Neither Barclays Bank PLC, New York Branch nor Barclays Bank Delaware is responsible for the obligations of its affiliates. Copyright Barclays Bank PLC, 2025 (all rights reserved).